EXHIBIT 10.24
________________________

LICENSE AGREEMENT

This License Agreement is made and entered into as of the 20th day of February, 1997, between Web One, Inc., a Louisiana corporation
("Licensor"), and Media Entertainment, Inc., a Nevada corporation
("Licensee").

W I T N E S S E T H:

WHEREAS, Licensor owns the right to use the name "Web One" in commerce;

WHEREAS, Licensee desires to acquire a license to use the name "Web One" in commerce;

WHEREAS, Licensor desires to grant to Licensee an exclusive license to use the name "Web One" in commerce.

NOW, THEREFORE, it is agreed as follows:

1. Exclusive License. Licensor hereby grants to Licensee the exclusive, worldwide right and license to use the name "Web One" (the "Trademark") in commerce; provided however, that such license shall not be exclusive as Licensor or to a Louisiana joint venture known as "Web One Wireless I.S.P.
- Baton Rouge, J.V."

(a) Licensor hereby grants to Licensee the right to grant sublicenses; provided however, that any sublicenses shall be subject to the provisions of this License Agreement.

(b) The exclusive rights and license herein granted shall include all variations and derivatives of the Trademark.

2. Representations by Licensor. Licensor represents that Licensor is the exclusive owner of the rights to the name "Web One", has the right to grant the exclusive license hereby granted, has executed no agreement in conflict herewith, and has not granted to any other person, firm or corporation any right, license, or privilege granted hereunder. Licensor has no trademark protection with respect to the Trademark.

3. Representations and Warranties of Licensee. Licensee represents and warrants that Licensee shall not permit, allow or otherwise condone the use of the Trademark other than in strict accordance with the terms and conditions of this License Agreement.

4. Royalties. Licensee shall pay to Licensor an annual royalty of $100.00. Such annual royalty shall be payable in advance, commencing on the date of the execution hereof and continuing for the term hereof, and any extensions. In the event Licensee fails to pay such annual royalty as provided for herein, this License Agreement shall be considered in default and subject to termination in accordance with paragraph 5(a).

5. Term. This License Agreement and the licenses granted hereby shall remain and continue in full force and effect for a period of fifteen years from the date first above written.

(a) If any payment is in default for 30 days after written notice is given to Licensee either by telegram, telex or registered mail, or if Licensee is in default in performing any of the other terms of this License Agreement and such default continues for a period of 30 days after written notice thereof is given to Licensee, or if Licensee is adjudicated bankrupt or insolvent, or enters into a composition with its creditors, or if a receiver is appointed for any substantial portion of Licensee's assets, then Licensor shall have the right immediately to terminate this License Agreement, and thereupon this License Agreement and the rights and licenses granted hereunder to Licensee shall become void without prejudice to any remedy of Licensor for the recovery of any moneys due it under this License Agreement and without prejudice to any other rights or remedies of Licensor.

(b) Upon termination pursuant to subparagraph (a) of this Paragraph 5, Licensee shall duly account to Licensor and transfer to it all rights which it may have to the Trademark, and all rights to any sublicense or sublicenses which may have been granted pursuant to the terms hereof.

6. Arbitration. Any controversy or claim arising out of, or relating to, this
License Agreement, or the breach thereof, shall be settled by arbitration in New Orleans, Louisiana, in accordance with the Commercial Arbitration
Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

7. Notice. Any notice required under this License Agreement shall be addressed as follows:

     If to Licensor:     Web One, Inc.
                                 8478 Quarters Lake Road
                                 Baton Rouge, Louisiana 70809

     If to Licensee:     Media Entertainment, Inc.
                                 8478 Quarters Lake Road
                                 Baton Rouge, Louisiana 70809

     With a copy to:    Newlan & Newlan
                                  5525 North MacArthur Boulevard
                                  Suite 670
                                  Irving, Texas 75038

8. Benefit. This License Agreement shall be binding upon and inure to the benefit of the legal representatives, successors and assigns of the parties hereto; provided, however, neither this License Agreement nor the rights and/or licenses granted to Licensee hereunder shall be assignable or transferable without the prior written consent of Licensor.

9. Governing Law. The validity, performance and construction of this License Agreement shall be governed by the laws of the State of Louisiana.

IN WITNESS WHEREOF, the parties hereto have executed this License
Agreement as of the date first above written.

"LICENSOR":                             "LICENSEE":

WEB ONE, INC.                           MEDIA ENTERTAINMENT, INC.
By:   /s/ Ross S. Bravata               By:  /s/ David M. Loflin
     Ross S. Bravata                    David M. Loflin
     President                               President